MERRILL LYNCH WORLD INCOME FUND, INC.

FILE # 811-5603

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
7/16/2004	Freescale semiconductor 7.13% 7/15/14	$500,000,000	$675,000

Goldman, Sachs & Co

Citigroup Global Markets I

J.P. Morgan Securities Inc

Banc of America Securities

Credit Suisse First Boston

Deutsche Bank Securities

Merrill Lynch

ABN AMRO

BNP Paribas Securities

Calyon Securities (USA)

Dresdner Kleinwort Wasserstein Securities LLC

Harris Nesbitt Corp

Mizuho International plc

UBS Securities LLC

7/20/2004	Jean Coutu Grp 8.5% 8/1/14	$1,200,000,000	$450,000	Merrill Lynch Deutsche Bank Securities NBF Securities (USA) Corp
7/23/2004	Gazprom 7.2% 2/1/20	$1,250,000,000	$500,000	ABN AMRO Morgan Stanley Merrill Lynch
8/13/2004	Rainbow National Services 10.38% 9/1/24	$500,000,000	$1,000,000

Banc of America Securities

Bear, Stearns & Co. inc

Credit Suisse First Boston J.P. Morgan Securities Inc

Citigroup Global Markets

Wachovia Capital Markets,

Calyon Securities (USA) I

Merrill Lynch

TD Securities (USA) Inc

9/17/2004	Vangaurd Health Holdings 9% 10/1/14	$575,000,000	$350,000	Citigroup Global Markets Banc of America Securities Bear, Stearns & Co. Inc J.P. Morgan Securities inc Merrill Lynch ABN AMRO Wachovia Capital Markets,
10/22/2004	Advanced Micro Devices 7.75% 11/1/12	$600,000,000	$1,200,000	Citigroup Global Markets Credit Suisse First Boston Merrill Lynch Morgan Stanley & Co.
10/29/2004	Advertising Directory Solutions 9.25% 11/15/12	$170,000,000	$250,000	JPMorgan Banc of America Securities Deutsche Bank Securities Merrill Lynch & Co.
12/8/2004	Stone Energy 6.75% 12/15/04	$200,000,000	$275,000	Banc of America Securities Merrill Lynch & Co. Goldman, Sachs & Co. RBS Greenwich Capital Howard Well Incorporated Johnson Rice & Company
12/9/2004	Waste Recycling Group 0% 12/15/11	$300,000,000	$450,000	Deutsche Bank Barclays Capital Merrill Lynch
12/14/2004	Reliant Resources Inc 6.75 12/15/14	$750,000,000	$625,000	Goldman, Sachs & Co Banc of America Securities Barclays capital Inc Deutsche Bank Securities Merrill Lynch ABN AMRO Incorporated Scotia Capital (USA) Inc J.P. Morgan Securities Inc UBS Securities LLC
12/15/2004	Goodman Global Holding Co. 7.88% 12/15/12	$400,000,000	$650,000	UBS Investment Bank JPMorgan Credit Suisse First Boston Deutsche Bank Securities Merrill Lynch & Co.